UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐	Definitive Information Statement

INDIGO-ENGERGY, INC.
(Name of Registrant As Specified In Its Charter)

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INDIGO-ENGERGY, INC.
 701 N. Green Valley Pkwy., Suite 200, Henderson, Nevada

Dear Stockholders:

On December 24, 2008, our board of directors adopted a resolution approving (i) to amend the Company’s Articles of Incorporation to effect an increase in the Company’s authorized shares of common stock (the “Common Stock") from six hundred million (600,000,000) shares, par value $0.001per share, to one billion (1,000,000,000) shares, par value $0.001 per share (the “Increase in Common Stock”); and (ii) to amend the Company’s Articles of Incorporation to change the Company’s corporate name from “Indigo-Energy, Inc.” to “Carr Miller Energy, Inc.” (the “Name Change”).  The resolution of the board of directors also recommended that the Company's stockholders approve the Increase in Common Stock and the Name Change.

Subsequently, the Company obtained the written consent of stockholders representing 53.6% of the Company’s outstanding common stock as of January 14, 2009 (the "Majority Stockholder") to effect the above-mentioned actions. The Company expects the Increase in Common Stock to be effective on or about February 19, 2009.  A Certificate of Amendment to our Articles of Incorporation effectuating the Name Change will be filed with the Secretary of State of Nevada (the “Certificate of Amendment”) and the Name Change will become effective at the close of business on the date it is accepted for filing by the Secretary of State of Nevada.  It is anticipated that the Certificate of Amendment will be filed on or before June 30, 2009.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with the requirements of federal securities laws.  This Information Statement is being mailed to all of the Company's stockholders of record as of the close of business on January 20, 2009.

Sincerely,

By:	/s/ Steven P. Durdin
Name: Steven P. Durdin
Title: Chief Executive Officer

INFORMATION STATEMENT
(Preliminary)

January 20, 2009

INDIGO-ENERGY, INC.
701 N. Green Valley Pkwy., Suite 200
Henderson, Nevada 89074

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Indigo-Energy, Inc., a Nevada Corporation (the “Company”) to the holders of record at the close of business on January 20, 2009 (the “Record Date”) of the Company’s outstanding common stock, par value $0.001 per share (the “Common Stock”)  pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and pursuant to Section 78.320 of the Nevada Revised Statutes.

The cost of furnishing this Information Statement will be borne by us.  We will mail this Information Statement to registered stockholders and certain beneficial stockholders where requested by brokerage houses, nominees, custodians, fiduciaries and other like parties.

This Information Statement informs stockholders of actions taken and approved on December 24, 2008 by the Company’s Board of Director and by the Majority Stockholders on January 15, 2009.  The Majority Stockholders are the beneficial owners of approximately 53.6% of the issued and outstanding shares of the Company as of January 14, 2009.  The following actions were approved by the Majority Stockholders:

1.
To amend the Company’s Articles of Incorporation to effect an increase in the Company’s authorized shares of common stock (the “Common Stock") from six hundred million (600,000,000) shares, par value $0.001per share, to one billion (1,000,000,000) shares, par value $0.001 per share (the “Increase in Common Stock”); and

2.	To amend the Company’s Articles of Incorporation to change the Company’s corporate name from “Indigo-Energy, Inc.” to “Carr Miller Energy, Inc.” (the “Name Change”).

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO
SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED
HEREIN.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY

The stockholders of record at the close of business on January 20, 2009 are being furnished copies of this Information Statement.  This Information Statement is first being mailed or furnished to our stockholders on or about January 30, 2009.

The Company’s Majority Stockholders are the beneficial owners of approximately 53.6% of the issued and outstanding shares of the Company’s $0.001 par value common voting stock (the “Common Stock”) as of January 14, 2009. The Majority Stockholders have voted for the Increase in Common Stock and the Name Change and the Company has received their executed Written Consent, effective on January 15, 2009. A complete summary of this matter is set forth herein.

Accordingly, all necessary corporate approvals in connection with the matter referred to herein have been obtained, and this Information Statement is furnished solely for the purpose of informing the Company’s stockholders, in the manner required under the Securities Exchange Act of 1934, as Amended, of these corporate actions. This Information Statement is circulated to advise the Company’s Stockholders of action already approved by written consent of the Majority Stockholders who collectively hold a majority of the voting power of our Common Stock. Pursuant to Rule 14c-2 under the Exchange Act the proposals will not be effective until twenty (20) days after the date this Information Statement is preliminarily filed with the Securities and Exchange Commission and a definitive Information Statement mailed to the Stockholders. Therefore, this Information Statement is being sent to you for informational purposes only.

NO DISSENTERS’ RIGHTS

Pursuant to the Nevada Revised Statues, NRS 92A.300 to 92A.500 inclusive, none of the corporate actions described in this Information Statement will afford to stockholders the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.

NOTICE OF ACTIONS TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED JANUARY 15, 2009.

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that, on January 15, 2009, Indigo-Energy, Inc., a Nevada corporation (the “Company”) obtained the written consent of stockholders holding 53.6% (the “Majority Stockholders”) of the voting power of the issued and outstanding shares of the Company’s common stock (the “Common Stock”) as of January 14, 2009 to approve the amendment of the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), to:

1.
Effect an increase in the Company’s authorized shares of common stock (the “Common Stock") from six hundred million (600,000,000) shares, par value $0.001per share, to one billion (1,000,000,000) shares, par value $0.001 per share (the “Increase in Common Stock”); and

2.	Amend the Company’s Articles of Incorporation to change the Company’s corporate name from “Indigo-Energy, Inc.” to “Carr Miller Energy, Inc.” (the “Name Change”).

The Increase in Common Stock will be taken on or about February 19, 2009, or approximately twenty (20) days after the mailing of this Information Statement.  A Certificate of Amendment to our Articles of Incorporation effectuating the Name Change will be filed with the Secretary of State of Nevada (the “Certificate of Amendment”) and the Name Change will become effective at the close of business on the date it is accepted for filing by the Secretary of State of Nevada.  It is anticipated that the Certificate of Amendment will be filed on or before June 30, 2009.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 600,000,000 shares of common stock (the “Common Stock”), of which 565,671,299 shares were issued and outstanding.

            Each share of Common Stock entitles its holder to one vote on each matter submitted to the Stockholders.  However, because the Majority Stockholders have voted in favor of the foregoing proposals by resolution dated January 15, 2009, and having sufficient voting power to approve such proposals through their ownership of capital stock, no other shareholder consents will be solicited in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the Stockholders.  Therefore, the Company anticipates that the Increase in Common Stock will be effected on or about the close of business on February 19, 2009. A Certificate of Amendment to our Articles of Incorporation effectuating the Name Change will be filed with the Secretary of State of Nevada (the “Certificate of Amendment”) and the Name Change will become effective at the close of business on the date it is accepted for filing by the Secretary of State of Nevada.  It is anticipated that the Certificate of Amendment will be filed on or before June 30, 2009.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

The Board of Directors and Majority Stockholders have approved an amendment to the Company’s Articles of Incorporation affect the Increase in Common Stock and the Name Change.

The Increase in Capital Stock

The purpose of this proposed increase in the Company's current authorized capital is to increase the number of shares of Common Stock available for issuance by the Company in connection with the exercise or conversion of certain preferred shares, warrants and options previously issued by the Company and for general corporate purposes, including but not limited to, issuances under the Company's equity line with YA Global Investments, LP subject to the effectiveness of the registration statement relating thereto, which has not yet been declared effective.  Further, the Board of Directors and the Majority Stockholders believe that the amount of shares currently available for issuance is insufficient to attract potential investors who may be willing to provide additional funding to the Company in exchange for shares in the Company.

The increase in the authorized shares of Common Stock will not have any immediate effect on the rights of existing Stockholders, but may have a dilutive effect on the Company’s existing Stockholders if additional shares are issued.

We are not increasing our authorized capital to construct or enable any anti-takeover defense or mechanism on behalf of the Company.  While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent Stockholders, the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device.

Name Change

We intend to file, on or before June 30, 2009, a Certificate of Amendment to our Articles of Incorporation effectuating the name change with the Secretary of State of Nevada.  This amendment to our Articles of Incorporation will become effective at the close of business on the date the amendment to the Articles of Incorporation is accepted for filing by the Secretary of State of Nevada.  It is presently contemplated that such filing will be made on or before June 30, 2009.

Reasons for the Name Change

The Company’s Board of Directors, as well as the Majority Shareholders believes that the Name Change is in the Company’s best interest.  In light of the recent acquisition by Carr Miller Capital LLC of a substantial amount of the Company’s common stock, the Company believes that the name “Indigo-Energy, Inc.” no longer accurately reflects the company’s operations and interests.

You are not required to exchange your certificate(s) of Indigo-Energy, Inc. for new stock certificates reflecting our new name of Carr Miller Energy, Inc., although you may do so if you wish.

EFFECTIVE DATE OF THE AMENDMENT

The Increase in Common Stock will become effective upon filing of the Certificate of Amendment to Articles of Incorporation with the Nevada Secretary of State.  Pursuant to Rule 14c-2 under the Exchange Act, the foregoing proposal may not become effective until a date at least 20 days after the date on which this Information Statement has been mailed to the Stockholders.  We anticipate filing the Certificate of Amendment reflecting the Increase in Common Stock on or about the close of business on February 19, 2009.

A Certificate of Amendment to our Articles of Incorporation effectuating the Name Change will be filed with the Secretary of State of Nevada (the “Certificate of Amendment”) and the Name Change will become effective at the close of business on the date it is accepted for filing by the Secretary of State of Nevada.  It is anticipated that the Certificate of Amendment will be filed on or before June 30, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of January 14, 2009 by (1) each shareholder known by the Company to beneficially own more than five percent of the Company’s Common Stock, (2) each director of the Company, (3) each executive officer of the Company, and (4) all directors and executive officers of the Company as a group.

Name and Address of Stockholders*	Shares		Percentage
	Beneficially Owned (1)		Ownership (1)

Steve Durdin (CEO, Director)	14,059,031	(2)	2.49%
Stan Teeple (CFO, Director)	10,000,000	(3)	1.78%
Everett Miller (COO, Director)	268,827,288	(4)	47.52%
Hercules Pappas (Director)	500,000	(5)	**
Brad Hoffman (Director)	250,000	(6)	**
Officers and Directors as a group (5) persons	293,636,319		51.91%

*Each shareholder’s address is c/o Indigo Energy, Inc. 701 N. Green Valley Pkwy, Suite 200, Henderson, Nevada 89074
** Less than 1%

(1)	Based on an aggregate of 565,671,299 shares outstanding as of January 14, 2009.
(2)	Consists of 10,000,000 stock options pursuant to the Company’s 2007 Stock Option Plan and 4,059,031 shares of common stock.
(3)	Consists of options pursuant to the Company’s 2007 Stock Option Plan.
(4)
Consists of 2,750,000 stock options pursuant to the Company’s 2007 Stock Option Plan and 266,077,288 shares of common stock that have been issued to Carr Miller Capital, LLC and which are beneficially owned by Mr. Miller as a principal of Carr Miller Capital, LLC

(5)	Consists of 250,000 stock options pursuant to the Company’s 2007 Stock Option Plan and 250,000 shares of Common Stock.
(6)	Consists of 250,000 shares of common stock

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of January 14, 2009, there were 565,671,299 shares of Common Stock of the Company issued and outstanding.  Each holder of Common Stock is entitled to one vote per share.

The Majority Stockholders, as stockholders holding in the aggregate 53.6% of the voting power of our outstanding shares of   Common Stock approved the Increase in Common Stock and the Name Change.

VOTING PROCEDURES

Pursuant to the Corporation Law of the State of Nevada and our Articles of Incorporation, the affirmative vote of the holders of a majority of our outstanding Common Stock is sufficient to amend the Articles of Incorporation, which vote was obtained by the written consent of the Majority Stockholder as described herein.  As a result, the amendment to our Articles of Incorporation has been approved and no further votes will be needed.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Carr Miller Capital, LLC, a New Jersey Limited Liability Company (“Carr Miller”) of which Everett Miller, our Chief Operating Officer and director, is the Principal, is entitled to receive, under a Global Financing Agreement previously  entered into between Carr Miller and the Company, warrants to purchase 37,950,000 shares of the Company’s Common Stock.  The Increase in Common Stock will benefit Carr Miller in such that unless the Increase in Common Stock is approved, the Company will not have sufficient common stock issuable to Carr Miller in the event it exercises warrants previously issued to it to purchase shares of the Company’s Common Stock.

Other than as set forth above, no director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment of our Articles of Incorporation relative to the Increase in Common Stock or the Name Change.

DISSENTER'S RIGHT OF APPRAISAL

Under Nevada law, stockholders are not entitled to dissenter's rights of appraisal with respect to the increase of authorized share capital.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on

Form 10-K and 10-Q with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copies at the public reference facilities maintained at the Commission at 100 F Street NW, Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates. The Commission maintains a website on the Internet (http://www.sec.gov) that contains the filings of issuers that file electronically with the Commission through the EDGAR system.

SHAREHOLDERS SHARING AN ADDRESS

Unless we have received contrary instructions from a stockholder, we are delivering only one Information Statement to multiple stockholders sharing an address.  We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder.  A stockholder who wishes to receive a separate copy of the Information Statement may make such a request in writing to Indigo-Energy, Inc., 701 N. Green Valley Pkwy., Suite 200, Henderson, Nevada, Attention: Investor Relations or by calling us at (702) 990-3387.

For the Board of Directors,

Steven P. Durdin Title: Chief Executive Officer January 20, 2009